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                                                                     EXHIBIT 4.1

NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE OR CANADIAN PROVINCE, OR UNDER THE SECURITIES ACT OF 1933, CompaqFinancial Printing GroupNEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE OR CANADIAN PROVINCE, OR UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE SECURITIES ARE RESTRICTED AND MAY NOT BE OFFERED, RESOLD, PLEDGED OR TRANSFERRED EXCEPT AS PERMITTED UNDER THE SECURITIES ACT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

                            Semotus Solutions, Inc.
                         (Formerly Datalink.net, Inc.)


              Incorporated Under the Laws of the State of Nevada

No. A-1                                      150,000 Common Stock
                                                        Purchase Warrants

                         CERTIFICATE FOR COMMON STOCK
                               PURCHASE WARRANTS

     1.  Warrants.  This Warrant Certificate certifies that SmallCaps Online
         --------
Group, LLC, or registered assigns (the "Holder"), is the registered owner of the above-indicated number of Warrants expiring on December 27, 2003 ("Expiration Date"). One (1) Warrant entitles the Holder to purchase one share of common stock, $.01 par value ("Share"), from Semotus Solutions, Inc., a Nevada corporation ("Company"), at a purchase price of $2.09 per share ("Exercise Price"), commencing December 27, 2000, and terminating on the Expiration Date ("Exercise Period"), upon surrender of this Warrant Certificate with the exercise form hereon duly completed and executed with payment of the Exercise Price at the offices of the Company, 1735 Technology Drive, Suite 790, San Jose, California 95110.

     2.  Transfer of Warrants. The Warrants represented by this Warrant
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Certificate shall not be transferable except upon the death of the Holder and then only to the estate of the Holder or pursuant to the Holder's will or the applicable laws of descent and distribution.

     3.  Exercise of Warrant. The Warrant may be exercised in whole or in part
         -------------------
at any time on or before the Expiration Date upon surrender of the Warrant in conjunction with Form of Election to Purchase and the payment at the Exercise Price stipulated above. If the Warrant is exercised in part, then the Holder shall be entitled to receive a new Warrant covering the remaining number of Warrant Shares not exercised.

     4.  Expiration of Warrants.  No Warrant may be exercised after 5:00 p.m.
         ----------------------
Pacific Time on the Expiration Date and any Warrant not exercised by such time shall become void, unless the Expiration Date of this Warrant is extended by the Company.

     5.  Adjustment of Exercise Price.  After each adjustment of the Exercise
         ----------------------------
Price pursuant to this paragraph 5, the number of shares of Common Stock purchasable on the exercise of each Warrant shall be the number derived by dividing such adjusted pertinent Exercise Price into the original pertinent Exercise Price. The pertinent Exercise Price shall be subject to adjustment as follows:

         In the event, prior to the expiration of the Warrants by exercise or by their terms, the Company shall issue any shares of its Common Stock as a share dividend or shall subdivide the number of outstanding shares of Common Stock into a greater number of shares, then, in either of such events, the Exercise Price per share of Common Stock purchasable pursuant to
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     the Warrants in effect at the time of such action shall be reduced proportionately and the number of shares purchasable pursuant to the Warrants shall be increased proportionately. Conversely, in the event the Company shall reduce the number of shares of its outstanding Common Stock by combining such shares into a smaller number of shares, then, in such event, the Exercise Price per share purchasable pursuant to the Warrants in effect at the time of such action shall be increased proportionately and the number of shares of Common Stock at that time purchasable pursuant to the Warrants shall be decreased proportionately. Any dividend paid or distributed on the Common Stock in shares of any other class of the Company or securities convertible into shares of Common Stock shall be treated as a dividend paid in Common Stock to the extent that shares of Common Stock are issuable on the conversion thereof.

     6.  Adjustments for Reorganization, Consolidation, Merger, or Sale of
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Assets.  If at any time while the Warrant, or any portion thereof, remains
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outstanding and unexpired, should there occur a reorganization, merger, or consolidation; or should there occur a sale or transfer of the Company's assets or properties substantially in entirety as part of a reorganization, merger or consolidation, then lawful provision shall be made so that the Holder shall thereafter be entitled to receive upon exercise of the Warrant, or any unexpired exercisable portion thereof, the number of shares of stock or other securities or property of the successor corporation resulting from such reorganization, consolidation, merger, sale or transfer that the Holder would have been entitled to if the Warrant, or portions thereof, had been exercised immediately prior to the event. The foregoing shall apply similarly to any successive reorganizations, consolidations, mergers, sales or transfers that may occur while the Warrant, or any portion thereof, remains exercisable.

     7.  Reservation of Stock Underlying the Warrant.  At all times until the
         -------------------------------------------
expiration of the Warrant, the Company will authorize, reserve, and keep available, solely for issuance and delivery upon the exercise of the Warrant, the shares of Common Stock of the Company that shall be receivable upon exercise of the Warrant.

     8.  Underlying Stock to be Fully Paid and Non-Assessable.  The Company
         ----------------------------------------------------
covenants that the shares of Common Stock issuable upon exercise of the Warrant shall be duly and validly issued, fully paid, non-assessable, and free of any liens, charges, and all taxes with respect to the issue thereof.

     9.  No Impairment. The Company shall not, by amendment of its Certificate
         -------------
         of Incorporation or other method or venue, avoid or seek to avoid the observance or performance of any of the terms of the Warrant, but shall at all times, in good faith, take all such actions as may be necessary or appropriate in order to protect the rights of the Holder thereunder against impairment.

     10. The Company shall give written notice to the Holder prior to filing an Underwritten Registration Statement or a Form S-1, S-2, S-3 or S-8 (the "Registration Statement"), advising that the Company is proceeding with a Registration Statement, and offering to include therein the common shares underlying the Holder's Warrant (the "Registrable Securities"). The Holder may, within ten days of the Company's notification of such a filing, request in writing that all or a portion of at least 25% of the Registrable Securities be included in the Registration Statement. If the Holder so elects, the Company shall use commercially reasonable efforts to effect such registration in a manner that permits the disposition of the Registrable Securities requested to be included in the Registration Statement. In the case of an Underwritten Offering, and if the managing underwriters advise the Company and such Holders in writing that in their opinion the amount of Registrable Securities proposed to be
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         sold in such Underwritten Offering exceeds the amount of Registrable
         Securities which can be sold in such Underwritten Offering, there shall be included in such Underwritten Offering the amount of such Registrable Securities which in the opinion of such managing underwriters can be sold, and such amount shall be allocated pro rata among the Holders proposing to sell Registrable Securities in such Underwritten Offering. No Holder may participate in any Underwritten Offering hereunder unless such Holder (i) agrees to sell its Registrable Securities on the basis provided in any customary underwriting agreements approved by the Persons entitled hereunder to approve such arrangements and (ii) completes and executes all customary questionnaires, powers of attorney, indemnities, underwriting agreements and other customary documents required under the terms of such arrangements. The Company shall pay for the expenses in connection with the Registration Statement, including all registration, filing and NASD fees, all fees and expenses of complying with securities or blue sky laws, the fees and disbursements of counsel for the Company and its independent accountants, and any fees and disbursements of underwriters customarily paid by the issuers, but excluding any underwriting discounts and commissions and any transfer taxes.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its President and by its Secretary.

     Dated as of:   __________________

                                      Semotus Solutions, Inc.

Attest:


_________________________________     By_______________________________________
Tali Durant, Secretary                   Anthony N. LaPine, President